Exhibit 99.1

FOR IMMEDIATE RELEASE

CYBER ENVIRO-TECH APPOINTS DEBORAH CASPER-STONE, CPA, AS NEW CHIEF FINANCIAL OFFICER

SCOTTSDALE, AZ – March 17, 2026 – Cyber Enviro-Tech, Inc. (OTCQB: CETI), an environmental remediation oil/water treatment technology company, today announced the appointment of Deborah Casper-Stone, CPA, as Chief Financial Officer.

Ms. Casper-Stone has been working with CETI as a financial consultant since August 2025, during which time she has played a key role in the preparation and filing of the Company’s quarterly and annual reports, including its Form 10-Qs and most recent preparation of Form 10-K. During this period, she has strengthened the Company’s financial reporting processes through a disciplined, organized approach focused on accuracy, completeness, and timeliness—critical elements for public company execution and investor confidence.

Ms. Casper-Stone brings extensive executive and financial leadership experience, including serving as Chief Executive Officer and Chief Financial Officer of private and venture-backed companies. Her background includes SEC reporting, financial modeling, capital raising, GAAP and IFRS compliance, and managing accounting and finance functions from early-stage development through growth and scaling. She has also led budgeting, forecasting, and strategic planning initiatives, as well as investor communications and compliance programs.

“Deborah has already demonstrated the discipline, technical expertise, and leadership we need at this stage of CETI’s development,” said Kim D. Southworth, Chief Executive Officer. “Her experience in SEC reporting, capital markets readiness, and building scalable financial infrastructure will be instrumental as we continue to execute our growth strategy and position the Company for expanded investor engagement.”

“I am excited to step into the Chief Financial Officer role at Cyber Enviro-Tech,” said Ms. Casper-Stone. “The Company is advancing solutions to address critical environmental challenges, and I look forward to supporting CETI’s growth through strong financial leadership, transparent reporting, and disciplined execution.”

Cyber Enviro-Tech continues to advance solutions designed to address critical environmental challenges, including produced-water remediation, industrial wastewater treatment, and sustainable water reuse. As demand for responsible water management technologies continues to grow, CETI remains focused on strengthening operational execution, enhancing financial transparency, and building a foundation for long-term shareholder value.

About Cyber Enviro-Tech, Inc. (OTCQB: CETI)

Cyber Enviro-Tech, Inc. (CETI) is an environmental remediation and oil/water treatment company focused on produced-water treatment, hazardous waste removal, and remediation of soil, sludge, and industrial wastewater. CETI is developing proprietary bioremedial materials and data-driven technologies intended to support future pilot programs and commercial applications across oil and gas, mining, agriculture, and municipal markets.

Forward-Looking Statements

This press release contains forward-looking statements regarding planned technology deployment, operational readiness, financial performance, and business strategy. These statements involve risks and uncertainties, including technical performance, regulatory requirements, customer adoption, and market conditions. Actual results may differ materially. CETI undertakes no obligation to update forward-looking statements except as required by law.

Contact:

Winston McKellar

Director of IR / PR

Cyber Enviro-Tech, Inc.

6991 E. Camelback Rd., Suite D-300

Scottsdale, AZ 85251

Website: www.cyberenviro.tech

Phone: 866.687.6856